UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2021

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2021 (the “Effective Date”), Remark Holdings, Inc. (“we”, “us” or “our”), together with our wholly owned subsidiary KanKan Limited, entered into a settlement agreement (the “Settlement Agreement”) with China Branding Group Limited (“CBG”) and its joint official liquidators to settle the parties’ claims against each other in the legal proceeding we filed arising from our acquisition of assets of CBG in September 2016 (the “CBG Litigation”). The parties’ claims in the CBG Litigation have been previously described in our periodic reports filed with the Securities and Exchange Commission.

Pursuant to the terms of the Settlement Agreement, in consideration for a settlement of the parties’ claims and a mutual release, we have agreed to (i) release to CBG, within 5 business days following the Effective Date, the $375,000 held in escrow in connection with our acquisition of assets of CBG and (ii) issue to CBG warrants to purchase up to 5,710,000 shares of our common stock at a per share exercise price of $6.00 (the “Warrants”), which warrants are exercisable for a period of five years from the Effective Date. Additionally, if the closing price of our common stock is $8.00 or greater for any five days (which may be non-consecutive) in any consecutive 30-day trading period, we have the right to cause the holder of the Warrants to exercise, at our election, all or any portion of the Warrants on a cashless basis at a deemed exercise price of $8.00 per share. We have also agreed to file a registration statement registering the resale of the shares of common stock underlying the Warrants within 10 business days of the Effective Date.

The foregoing description of the Settlement Agreement and the Warrants does not purport to be complete and is qualified in its entirety to the full text of the Settlement Agreement and the Warrants, which are filed as Exhibit 10.1 and Exhibit 4.1 hereto, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

We incorporate the information set forth in Item 1.01 with respect to the issuance of the Warrants into this Item 3.02 by reference. The offer and sale of such securities is being made in reliance upon an exemption from the registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, based upon representations made by CBG in the Warrants and related documents.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
4.1	Warrant to Purchase Common Stock, dated August 31, 2021.
10.1
Settlement Agreement and Mutual General Release dated as of August 31, 2021, by and among Remark Holdings, Inc., KanKan Limited, China Branding Group Limited (In Official Liquidation), acting by and through its joint official liquidators.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	September 7, 2021	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer